                                                                       EXHIBIT B


                             STRAYER EDUCATION, INC.

                              ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

               FIRST: The charter of Strayer Education, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting Article FIFTH in its entirety and substituting in lieu thereof a new article to read as follows:

                      "FIFTH: (a) Subject to paragraph (b) hereof, the
               Corporation has authority to issue 28,000,000 shares of stock, consisting of 20,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 8,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value, is $280,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Article SEVENTH of the charter, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

                      (b) Of the 20,000,000 shares of Common Stock that the
               Corporation has authority to issue, 8,000,000 shares shall not be classified or reclassified into shares of stock of any other class or series of the Corporation and shall be issued only upon conversion of shares of Preferred Stock to be classified and designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). In the event that the Corporation does not have a sufficient number of authorized shares of Common Stock available for issuance upon conversion of Series A Preferred Stock, the Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the charter of the Corporation to increase the number of shares of Common Stock that the Corporation has authority to issue upon conversion of the Series A Preferred Stock."

               SECOND:   The charter of the Corporation is hereby further
amended by adding a new clause to the end of paragraph (b) of Article SEVENTH before the period to read as follows:

               ", except that the Purchasers (as defined herein) shall have the preemptive rights granted under Section 9.3 of the Preferred Stock Purchase Agreement, dated November ___, 2000, by and among the Corporation and the purchasers of the Series A Preferred Stock named therein (the "Purchasers"), as amended from time to time."

               THIRD: The charter of the Corporation is hereby further amended by adding a new Article TWELFTH to read as follows:

                      "TWELFTH: For so long as holders of shares of Series A
               Preferred Stock have rights to elect Redemption Default Directors (as defined in the terms of the Series A Preferred Stock) pursuant to the terms of the Series A Preferred Stock, notwithstanding any requirement for the approval of any action by the vote of more than a majority of the entire Board of Directors of the Corporation as set forth in the Corporation's charter or Bylaws such action may be approved by the vote of a majority of the entire Board of Directors of the Corporation."

               FOURTH: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

               FIFTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 20,000,000 shares of Common Stock, $0.01 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $250,000.

               SIXTH: The total number of shares of stock which the Corporation has authority to issue, pursuant to the charter of the Corporation as hereby amended, is 20,000,000 shares of Common Stock, $0.01 par value per share, and 8,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $280,000.

               SEVENTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the Corporation bas caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of __________, 2001.

ATTEST:                                        STRAYER EDUCATION, INC.


                                               By:                        (SEAL)
------------------------------------              ------------------------

------------------------------                    ---------------------
Secretary                                          President


                                       3